UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2005

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2005, Teleflex Incorporated (the "Company") entered into Executive Severance Agreements (the "Agreements") with each of Jeffrey P. Black, Martin S. Headley, Clark D. Handy, Laurence G. Miller and Kevin K. Gordon (collectively, the "Executives").

Under the terms of each Agreement, in the event that a Change in Control (as defined in the Agreement) occurs during the term of the Agreement, and the Executive’s employment with the Company is terminated within two years after the Change in Control either by the Executive for "good reason" (as defined in the Agreement) or by the Company for any reason other than "disability" or "cause" (each as defined in the Agreement), then the Executive shall be entitled to receive the following severance compensation:

• to the extent not previously paid, the Executive’s full base salary earned through the date of termination of the Executive’s employment;

• the Executive’s target bonus for the fiscal year in which the Executive’s employment was terminated, pro rated based on the number of days the Executive was employed during such year;

• payment of the Executive’s base salary (based on the highest salary rate in effect for the Executive after the Change in Control), with respect to Mr. Black, for a period of three years after termination of employment, and with respect to each of the other Executives, for a period of two years after termination of employment (the "Severance Period");

• payment during the Severance Period of bonuses under certain of the Company's bonus plans based on the amount of target bonus amounts awarded to the Participant in connection with the bonuses payable in the year in which the Executive's employment is terminated;

• immediate vesting of all unvested stock options and shares of restricted stock held by the Executive;

• continuation of health insurance during the Severance Period or, at the Company’s election, periodic payments of cash in an amount equivalent to the Executive’s after-tax cost of purchasing comparable health insurance;

• if the Executive was provided with the use of an automobile or cash allowance for an automobile, continuation during the Severance Period of the availability of an automobile or a cash allowance;

• a cash payment equivalent to the present value of two additional years’ service credit under the Teleflex Retirement Income Plan and the Supplemental Employee’s Retirement Plan; and

• reimbursement for executive outplacement services in an amount up to $20,000.

The Executive will also receive certain "gross-up" payments to reimburse the Executive for any excise taxes which may be incurred by the Executive as a result of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

The Agreements have an initial term of three years, and automatically renew for successive one year periods, unless terminated by the Company upon written notice delivered no less than sixty days prior to the end of the then current term; provided, however, that the Agreements remain in effect for a period of at least two years following the occurrence of a Change in Control.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

June 24, 2005	By:	Clark D. Handy

Name: Clark D. Handy
Title: Executive Vice President, Human Resources